Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form F-3 No. 33-27604) of AEGON N.V.,

2)	Registration Statement (Form F-3 No. 33-80246) of AEGON N.V.,

3)	Registration Statement (Form F-3 No. 333-11458) of AEGON N.V.,

4)	Registration Statement (Form F-3 No. 33-105463) of AEGON N.V.,

5)	Registration Statement (Form F-3 No. 333-106497) of AEGON N.V.,

6)	Registration Statement (Form S-8 No. 33-89814) pertaining to AEGON USA, Inc Profit Sharing Plan,

7)	Registration Statement (Form S-8 No. 333-7040) pertaining to 1997 Stock Ownership Plan for Providian Employees,

8)	Registration Statement (Form S-8 No. 333-08500) pertaining to Stock Ownership Plan for Key Employees of Commonwealth General Corp.,

9)	Registration Statement (Form S-8 No. 333-123986) pertaining to AEGON USA Investment Management, LLC 2002 Long-Term Incentive Plan,

10)	Registration Statement (Form S-8 No. 333-129661) pertaining to AEGON USA, Inc. 2002 Long-Term Incentive Compensation Plan,

11)	Registration Statement (Form S-8 No. 333-129662) pertaining to AEGON USA Companies Management Stock Option Plan – 2005,

12)	Registration Statement (Form S-8 No. 333-132837) pertaining to AEGON USA Investment Management, LLC 2003 Long Term Incentive Plan,

13)	Registration Statement (Form S-8 No. 333-132839) pertaining to AEGON USA Companies Employee Stock Option Plan – 2005,

14)	Registration Statement (Form S-8 No. 333-132841) pertaining to AEGON USA Companies Employee Stock Option Plan – 2006, and

15)	Registration Statement (Form S-8 No. 333-138210) pertaining to AEGON USA Companies Management Stock Option Plan – 2006.

of our reports dated March 27, 2007 with respect to the consolidated financial statements and schedules of AEGON N.V., AEGON N.V. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of AEGON N.V. included in this Annual Report (Form 20-F) for the year ended December 31, 2006.

Date: March 27, 2007

/s/ Ernst & Young Accountants
The Hague, The Netherlands

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